Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2017 Financial Results
Total Revenues Grew 48%; Increases Full Year Revenue Outlook

SAN FRANCISCO - May 26, 2016 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal first quarter ended April 30, 2016.

First Quarter 2017 Financial Highlights

•	Total revenues were $186.0 million, up 48% year-over-year.

•	License revenues were $101.0 million, up 41% year-over-year.

•	GAAP operating loss was $98.1 million; GAAP operating margin was negative 52.8%.

•	Non-GAAP operating loss was $1.4 million; non-GAAP operating margin was negative 0.7%.

•	GAAP loss per share was $0.77; non-GAAP loss per share was $0.02.

•	Operating cash flow was $35.7 million with free cash flow of $32.0 million.

“Q1 was a solid start to the year and we are pleased to welcome more than 450 new customers to the Splunk family,” said Doug Merritt, President and CEO, Splunk. “Our product team continued to deliver innovation in Splunk Enterprise 6.4, a new Splunk Cloud release, and new versions of Splunk Enterprise Security and Splunk User Behavior Analytics. We will continue to support our customers who are leveraging Splunk as their machine data fabric with increased investments in the Splunk platform, our ecosystem and high value solutions.”

First Quarter 2017 and Recent Business Highlights:

Customers:

•	Signed more than 450 new enterprise customers.

•
New and Expansion Customers Include: Auburn University, Central 1 Credit Union (Canada), Chicago Public Schools, Chipotle, Clemson University, Co-Operative Group (United Kingdom), Dartmouth-Hitchcock Medical Center, Denver International Airport, FamilySearch, GoodData, Jetstar (Australia), LGA Telecom Pte Ltd (Singapore), NTT Docomo (Japan), Okta, Tesco (United Kingdom), University of Alabama at Birmingham Health System, University of Virginia, U.S. Courts, Virginia Department of Motor Vehicles, Virginia Department of Taxation, World Bank Group.

Products:

•
Announced the general availability of Splunk Enterprise 6.4 and a new Splunk Cloud release, enabling customers to drive down the cost of big data analytics by reducing the storage costs of historical data by 40 percent to 80 percent.

•
Announced the general availability of Splunk Enterprise Security 4.1 and Splunk User Behavior Analytics 2.2, providing customers with better machine learning, anomaly detection, context-enhanced correlation and rapid investigation capabilities.

•	Announced the availability of Splunk Enterprise in the Microsoft Azure Marketplace, allowing Azure customers to use and purchase Azure-certified Splunk Enterprise clusters in minutes.

•	Announced the Splunk Add-On for Google Cloud Platform (GCP), a free add-on available on Splunkbase that provides IT Ops teams with secure access to GCP Pub/Sub events.

•	Announced the new Puppet Enterprise App for Splunk, which helps DevOps teams collect and analyze performance data from Puppet Enterprise.

Strategic and Channel Partners:

•	Splunk announced an alliance with Accenture to help organizations analyze machine data to drive high-impact business performance.

•
Splunk was named the Cisco Global ISV Partner of the Year in the Cisco Partner Summit Global awards for enabling organizations to reduce operational and security risks, drive informed decisions across the organization and ultimately transform their business with Splunk Enterprise.

Splunk Inc. | www.splunk.com

•	Splunk announced it is leading a new Adaptive Response Initiative, bringing together the best technologies across the security industry to help organizations combat advanced attacks.

•	Splunk announced an alliance with Verizon Enterprise to bring analytics-driven, predictive threat detection to enterprises and government agencies.

•	Splunk announced an alliance with Herjavec Group that includes Splunk solutions at the heart of Herjavec Group’s new managed security service provider (MSSP) offerings.

•
Splunk announced a reseller agreement with EMC. Joint customers will have a simple way to purchase EMC® solutions with Splunk Enterprise, Hunk, Splunk Enterprise and Global Support, Splunk Professional Services and Splunk Education.

Recognition:

•	Coca-Cola North America, a Splunk customer, was named to the 2016 InformationWeek Elite 100 list of the top business technology innovators for its marketing transformation initiative.

•	Splunk was named one of the “Best Places to Work” in the Bay Area for the ninth consecutive year by San Francisco Business Times.

•	Splunk Enterprise Security was recognized as the Best SIEM Solution at the 2016 SC Magazine Awards.

•	Splunk Enterprise was named Best Fraud Prevention Solution at the 2016 SC Magazine Awards.

•
Splunk announced the winners of its Global Partner Awards at the Splunk Global Partner Summit, recognizing partners for their commitment to the Splunk Partner+ Program, joint customer success and outstanding performance.

•	Haiyan Song, senior vice president, security markets, was honored as one of the 2016 Top 50 Most Powerful Women in Technology by the National Diversity Council.

Events:

•
Hosted SplunkLive! events in cities around the world, including Frankfurt, San Diego, San Francisco, Washington, D.C., Portland, Seattle, Chicago, Kansas City and Milan. Presentations can be found on the SplunkLive! website.

•	Splunk showcased its big data solutions to solve critical healthcare issues for IT, security, medical staff and patients at HIMSS16.

•	Splunk participated in the 2016 RSA Conference to demonstrate how Splunk solutions enable organizations to optimize security operations and improve security posture.

•
VenueNext, a Splunk customer, spoke at the 2016 Gartner Business Intelligence & Analytics Summit to discuss how VenueNext is leveraging Splunk technology to help venue operators gain real-time visibility into operations and understand event-goer behavior.

Appointments:

•	Splunk appointed Susan St. Ledger as Chief Revenue Officer.

Financial Outlook
The company is providing the following guidance for its fiscal second quarter 2017 (ending July 31, 2016):

•	Total revenues are expected to be between $198 million and $200 million.

•	Non-GAAP operating margin is expected to be between 2% and 3%.

The company is updating its previous guidance for its fiscal year 2017 (ending January 31, 2017):

•	Total revenues are expected to be between $892 and $896 million (was approximately $880 million per prior guidance provided on Feb. 25, 2016).

•	Non-GAAP operating margin is expected to be approximately 5% (unchanged from prior guidance provided on Feb. 25, 2016).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets and adjustments related to a financing lease obligation.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2017 non-GAAP results included in this press release. The exclusion of these costs and expenses will have a significant impact on Splunk’s non-GAAP operating margin.

Conference Call and Webcast

Splunk Inc. | www.splunk.com

Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through June 2, 2016 by dialing (855) 859-2056 and referencing Conference ID: 6355619.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal second quarter and fiscal year 2017 in the paragraphs under “Financial Outlook” above and other statements regarding customer demand and penetration, market opportunity, expected investments and innovations and growth strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the year ended January 31, 2016, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market-leading platform that powers Operational Intelligence. We pioneer innovative, disruptive solutions that make machine data accessible, usable and valuable to everyone. More than 11,000 customers in over 110 countries use Splunk software and cloud services to make business, government and education more efficient, secure and profitable. Join hundreds of thousands of passionate users by trying Splunk solutions for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Light, SPL and Splunk MINT are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2016 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,	April 30,
	2016	2015
Revenues
License	$100,992	$71,872
Maintenance and services	84,960	53,793
Total revenues	185,952	125,665
Cost of revenues
License	2,962	1,161
Maintenance and services	36,538	21,924
Total cost of revenues	39,500	23,085
Gross profit	146,452	102,580
Operating expenses
Research and development	67,371	44,698
Sales and marketing	145,151	101,989
General and administrative	32,073	26,872
Total operating expenses	244,595	173,559
Operating loss	(98,143)	(70,979)
Interest and other income (expense), net
Interest income (expense), net	(403)	360
Other income (expense), net	(1,125)	89
Total interest and other income (expense), net	(1,528)	449
Loss before income taxes	(99,671)	(70,530)
Income tax provision	1,225	656
Net loss	$(100,896)	$(71,186)

Basic and diluted net loss per share	$(0.77)	$(0.57)

Weighted-average shares used in computing basic and diluted net loss per share	131,494	124,548

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2016	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$428,245	$424,541
Investments, current portion	594,246	584,498
Accounts receivable, net	98,607	181,665
Prepaid expenses and other current assets	30,599	26,565
Total current assets	1,151,697	1,217,269
Investments, non-current	1,500	1,500
Property and equipment, net	144,655	134,995
Intangible assets, net	46,504	49,482
Goodwill	124,642	123,318
Other assets	14,866	10,275
Total assets	$1,483,864	$1,536,839
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,885	$4,868
Accrued payroll and compensation	62,171	95,898
Accrued expenses and other liabilities	43,192	49,879
Deferred revenue, current portion	354,888	347,121
Total current liabilities	465,136	497,766
Deferred revenue, non-current	95,889	102,382
Other liabilities, non-current	89,789	77,277
Total non-current liabilities	185,678	179,659
Total liabilities	650,814	677,425
Stockholders’ equity
Common stock	133	132
Accumulated other comprehensive loss	(1,233)	(3,770)
Additional paid-in capital	1,600,641	1,528,647
Accumulated deficit	(766,491)	(665,595)
Total stockholders’ equity	833,050	859,414
Total liabilities and stockholders’ equity	$1,483,864	$1,536,839

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 30,	April 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(100,896)	$(71,186)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,461	3,466
Amortization of investment premiums	258	361
Stock-based compensation	91,370	66,109
Deferred income taxes	(506)	(319)
Excess tax benefits from employee stock plans	(692)	(466)
Changes in operating assets and liabilities
Accounts receivable, net	83,058	47,072
Prepaid expenses, other current and non-current assets	(8,119)	(327)
Accounts payable	99	402
Accrued payroll and compensation	(33,727)	(18,355)
Accrued expenses and other liabilities	(2,891)	640
Deferred revenue	1,274	1,218
Net cash provided by operating activities	35,689	28,615
Cash Flow From Investing Activities
Purchases of investments	(142,787)	(160,514)
Maturities of investments	133,120	160,000
Purchases of property and equipment	(3,709)	(6,415)
Strategic investment	—	(1,500)
Net cash used in investing activities	(13,376)	(8,429)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	1,664	5,366
Taxes paid related to net share settlement of equity awards	(21,731)	—
Excess tax benefits from employee stock plans	692	466
Net cash provided by (used in) financing activities	(19,375)	5,832
Effect of exchange rate changes on cash and cash equivalents	766	174
Net increase in cash and cash equivalents	3,704	26,192
Cash and cash equivalents at beginning of period	424,541	387,315
Cash and cash equivalents at end of period	$428,245	$413,507

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets and adjustments related to a financing lease obligation. The adjustments for the financing lease obligation are to reflect the expense we would have recorded if our build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	April 30,	April 30,
	2016	2015
Net cash provided by operating activities	$35,689	$28,615
Less purchases of property and equipment	(3,709)	(6,415)
Free cash flow (Non-GAAP)	$31,980	$22,200
Net cash used in investing activities	$(13,376)	$(8,429)
Net cash provided by (used in) financing activities	$(19,375)	$5,832

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-GAAP
Cost of revenues	$39,500	$(7,555)	$(262)	$(2,912)	$26		$28,797
Gross Margin	78.8%	4.0%	0.1%	1.6%	—%		84.5%
Research and development	67,371	(29,206)	(756)	(71)	58		37,396
Sales and marketing	145,151	(40,233)	(1,026)	(151)	118		103,859
General and administrative	32,073	(14,376)	(441)	—	26		17,282
Operating loss	(98,143)	91,370	2,485	3,134	(228)		(1,382)
Operating margin	(52.8)%	49.2%	1.3%	1.7%	(0.1)%		(0.7)%
Net loss	$(100,896)	$91,370	$2,485	$3,134	$1,263	(2)	$(2,644)
Net loss per share(1)	$(0.77)	$0.70	$0.02	$0.02	$0.01		$(0.02)
(1) Calculated based on 131,494 basic and diluted weighted-average shares of common stock.
(2) Includes $1.5 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2015

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$23,085	$(6,532)	$(263)	$(911)	$—	$15,379
Gross Margin	81.6%	5.2%	0.2%	0.8%	—%	87.8%
Research and development	44,698	(20,075)	(903)	(69)	—	23,651
Sales and marketing	101,989	(29,610)	(1,076)	(150)	—	71,153
General and administrative	26,872	(9,892)	(580)	—	(222)	16,178
Operating loss	(70,979)	66,109	2,822	1,130	222	(696)
Operating margin	(56.5)%	52.6%	2.2%	0.9%	0.2%	(0.6)%
Net loss	$(71,186)	$66,109	$2,822	$1,130	$222	$(903)
Net loss per share(1)	$(0.57)	$0.53	$0.02	$0.01	$—	$(0.01)
(1) Calculated based on 124,548 basic and diluted weighted-average shares of common stock.

Note: The reconciliation tables above have been reformatted compared to prior quarters and now include amounts previously shown as footnotes in the Condensed Consolidated Statements of Operations. These changes were made in order to clarify the presentation for investors and allow for easier reference to our GAAP results.

Splunk Inc. | www.splunk.com